Registration No. 333-



                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933

                     FactSet Research Systems Inc.
        (Exact name of registrant as specified in its charter)

        Delaware                                   13-3362547
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                 Identification No.)

                          One Greenwich Plaza
                     Greenwich, Connecticut 06830
                            (203) 863-1500
          (Address of Principal Executive Offices) (Zip Code)

       The FactSet Research Systems Inc. 1994 Stock Option Plan
       The FactSet Research Systems Inc. 1996 Stock Option Plan
                       (Full title of the plan)

                            Ernest S. Wong
           Senior Vice President and Chief Financial Officer
                     FactSet Research Systems Inc.
                          One Greenwich Plaza
                     Greenwich, Connecticut 06830
                (Name and address of agent for service)
                            (203) 863-1500
    (Telephone number, including area code, of agent for service)
                    CALCULATION OF REGISTRATION FEE

                                                      Proposed
                                        Proposed       maximum
       Title of                          maximum      aggregate    Amount of
   securities to be     Amount to be  offering price  offering   registration
      registered        registered    per share (1)   price (1)      fee
   ----------------     -----------   --------------  ---------- ------------
Common Stock, par value
$.01 per share.........  2,450,000      $18.88        $46,256,000    $14,017


          (1) The price of $18.88 per share, which was the average of the high and low prices of Common Stock as reported in the New York Stock Exchange consolidated reporting system on February 20, 1997, is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

                                PART I
         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

    Not required to be filed with the Commission.


Item 2. Registrant Information and Employee Plan Annual Information.

    Not required to be filed with the Commission.


                                PART II
          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Commission by FactSet
Research Systems Inc. (the "Company") are incorporated herein by reference as of their respective dates:

     (a) FactSet Research Systems Inc. Annual Report on Form 10-K for the fiscal year ended August 31, 1996 (and the documents incorporated by reference therein).

     (b) FactSet Research Systems Inc. Quarterly Report on Form 10-Q for the quarter ended November 30, 1996 (and the documents incorporated by reference therein).

     (c) FactSet Research Systems Inc. Registration Statement on Form S-1 (File No. 333-04238) filed with the Commission on June 26, 1996, containing a description of the Common Stock.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (except for exhibits thereto unless specifically incorporated by reference therein). Requests for such copies should be directed to the Chief Financial Officer, FactSet Research Systems Inc., One Greenwich Plaza, Greenwich, Connecticut 06830, (203) 863-1500.

Item 4. Description of Securities.

     The class of securities to be offered pursuant to this registration statement have been registered under Section 12 of the Exchange Act. See Item 3 - Incorporation of Documents by Reference.

Item 5. Interest of Named Experts and Counsel.

     The validity of the Common Stock offered hereby has been passed upon by Cravath, Swaine & Moore.


Item 6. Indemnification of Directors and Officers.

     Information relating to indemnification of directors and officers is incorporated by reference herein from Item 14 of the Company's
Registration Statement on Form S-1 (No. 333-04238).


Item 7. Exemption from Registration Claimed.

     Not applicable.


Item 8. Exhibits.

Exhibit
Number    Description

4(a) Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-04238) filed with the Commission on June 26, 1996).*

4(b) By-laws (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-04238) filed with the Commission on June 26, 1996). *

4(c) Description of the Company's Common Stock incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-04238) filed with the Commission on June 26, 1996.*

5         Opinion of Cravath, Swaine & Moore.

23(a)     Consent of Price Waterhouse LLP.

23(b)     Consent of Cravath, Swaine & Moore (included in Exhibit 5).

24        Powers of Attorney (contained on signature page).


--------
 * Incorporated by reference.

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Greenwich, State of Connecticut, on this 24th day of February, 1997.

                              FACTSET RESEARCH SYSTEMS INC.

                              by  /s/  Ernest S. Wong
                                -----------------------------
                                Ernest S. Wong
                                Senior Vice President and Chief
                                Financial Officer


     Each person whose signature appears below appoints Ernest S. Wong, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signatures                  Titles                     Dates

                         Chairman of the Board of      February 24, 1997
/s/ Howard E. Wille        Directors and Chief
-----------------------    Executive Officer
Howard E. Wille            (Principal Executive
                           Officer)

/s/ Charles J. Snyder    President, Chief Technology   February 24, 1997
-----------------------    Officer and Director
Charles J. Snyder

/s/ Joseph E. Laird, Jr. Director                      February 24, 1997
-----------------------
Joseph E. Laird, Jr.

                         Senior Vice President and     February 24, 1997
/s/ Ernest S. Wong         Chief Financial Officer
-----------------------    (Principal Accounting
Ernest S. Wong             Officer)

                             EXHIBIT INDEX

Exhibit
Number     Description

4(a) Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-04238) filed with the Commission on June 26, 1996).*

4(b) By-laws (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-04238) filed with the Commission on June 26, 1996). *

4(c) Description of the Company's Common Stock incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-04238) filed with the Commission on June 26, 1996.*

5         Opinion of Cravath, Swaine & Moore.

23(a)     Consent of Price Waterhouse LLP.

23(b)     Consent of Cravath, Swaine & Moore (included in Exhibit 5).

24        Powers of Attorney (contained on signature page).


--------
* Incorporated by reference.